UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2009

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On May 8, 2009, we entered into a letter agreement (the “Engagement Letter”) with Rodman & Renshaw, LLC (“Rodman”) as placement agent, relating to the proposed offering of our securities. A copy of the Engagement Letter is attached to our Quarterly Report on Form 10-Q for the period ended March 31, 2009 as Exhibit 1.1.

On May 18, 2009, we entered into Securities Purchase Agreements with two institutional investors.   Pursuant to the Securities Purchase Agreements, we have agreed to issue to these investors in the aggregate: (a) 11,906,976 shares of our common stock; and (b) warrants to purchase an additional 4,167,440 shares of our common stock at an exercise price of $1.31 per share (“Warrants”).  The Warrants may be exercised at any time on or after their date of issuance and for a five year period thereafter.

Rodman, as placement agent, acted on a best efforts basis for the offering and will receive a placement fee equal to $880,000 as well as Warrants to purchase 654,884 shares of our common stock at an exercise price of $1.34375 per share.

We are making the offering and sale of the above shares and Warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-151696) declared effective by the Securities and Exchange Commission on June 27, 2008, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement to be filed with the Securities and Exchange Commission on May 19, 2009.

The descriptions of terms and conditions of the Engagement Letter, Securities Purchase Agreements and Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, the form of the Warrants, which is attached hereto as Exhibit 4.1 and incorporated by reference herein, and the Engagement Letter, which is attached to our Quarterly Report on Form 10-Q for the period ended March 31, 2009 as Exhibit 1.1 and incorporated herein by reference.

A copy of the press release making the announcement of the offering is filed herewith as Exhibit 99.1 and are incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

(c) Exhibits:

4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement dated May 18, 2009
99.1	Press Release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

May 19, 2009	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer